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Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES—OXLEY ACT OF 2002

        In connection with the Annual Report of Protection One, Inc. and Protection One Alarm Monitoring, Inc. (the "Companies") on Form 10-K for the period ended December 31, 2004 (the "Report"), which this certification accompanies, I, Richard Ginsburg, in my capacity as President and Chief Executive Officer of the Companies, certify that to the best of my knowledge the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

Date: March 16, 2005	/s/ RICHARD GINSBURG Richard Ginsburg
President and Chief Executive Officer, Protection One, Inc. and Protection One Alarm Monitoring, Inc.

        The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes—Oxley Act of 2002 and shall not be deemed filed by the Companies as part of the Report or as a separate disclosure document for purposes of Section 18 or any other provision of the Securities Exchange Act of 1934, as amended.

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  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES—OXLEY ACT OF 2002